Exhibit 10.19

CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (the “Agreement”) is made and entered into on the 11th day of May, 2007, by and between CORAUTUS GENETICS INC., a Delaware corporation (the “Company”), and BOSTON SCIENTIFIC CORPORATION, a Delaware corporation (“BSC”).

WHEREAS, the Company has issued to BSC One Million Three Hundred Eighty-Five Thousand Three Hundred Seventy-Seven (1,385,377) shares of the Company’s Series D Preferred Stock (“Series D Preferred Shares”) pursuant to that certain Investment Agreement dated July 30, 2003, and the Certificate of Designation of Preferences and Rights of Series D Preferred Stock dated and filed with the Secretary of State of the State of Delaware on July 29, 2003 (“Series D Designation”); and

WHEREAS, pursuant to Series D Designation, the Series D Preferred Shares currently are convertible into 1,420,339 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”); and

WHEREAS, the Company has issued to BSC Two Million Four Hundred Seventy-Five Thousand Six Hundred Fifty-Nine (2,475,659) shares of the Company’s Series E Preferred Stock (“Series E Preferred Shares” and together with the Series D Preferred Shares, the “Preferred Shares”) pursuant to that certain Recapitalization Agreement, dated June 30, 2006, as amended October 31, 2006 (“Recapitalization Agreement”), and the Certificate of Designation of Preferences and Rights of Series E Preferred Stock dated and filed with the Secretary of State of the State of Delaware on June 29, 2006 (“Series E Designation”); and

WHEREAS, pursuant to the Series E Designation the Series E Preferred Shares currently are convertible into 2,475,659 shares of Common Stock; and

WHEREAS, pursuant to the Series E Designation the holder of the Series E Preferred Shares is entitled to receive a stock dividend with value equal to the annual rate of 6% of the Series E Preferred Shares original issuance price; and

WHEREAS, the Company’s Board of Directors declared a dividend of Series E Preferred Stock convertible into 74,270 shares of Common Stock and payable to the holders of Series E Preferred Shares (“Dividend”); and

WHEREAS, pursuant to that certain Agreement and Plan of Merger and Reorganization, by and among the Company, VIA Pharmaceuticals, Inc. (“VIA”), and Resurgens Merger Corp., dated February 7, 2007, the Company has agreed to issue Common Stock to the stockholders of VIA (“Issuance”) upon the closing date of the merger transaction contemplated thereby (“Merger”); and

WHEREAS, pursuant to the Series D Designation and the Series E Designation, the Series D Preferred Shares and Series E Preferred Shares are entitled to conversion price adjustments upon the issuance of capital stock of the Company for consideration to the Company below a certain specified price, subject to limitations set forth in the Recapitalization Agreement; and

WHEREAS, after giving effect to the Dividend, the Issuance and the corresponding conversion price adjustments, the Series D Preferred Shares and the Series E Preferred Shares are convertible into 5,205,173 and 3,926,042 shares of Common Stock, respectively; and

WHEREAS, the Company and BSC desire to undertake a conversion of the Preferred Shares, whereby BSC shall convert all of the Preferred Shares for 9,131,215 shares of Common Stock effective immediately prior to the consummation of the Merger (“Effective Time”); and

WHEREAS, the Company and BSC desire to set forth the registration rights with respect to the Conversion Shares (as below defined); and

WHEREAS, the Company and BSC desire to terminate certain agreements between the parties.

NOW THEREFORE, in consideration of the premises set forth above, the promises and the covenants hereinafter contained and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	CONVERSION OF PREFERRED SHARES.

1.1 Conversion of Preferred Shares for Common Stock. At the Effective Time, BSC shall convert the Preferred Shares into 9,131,215 shares of Common Stock (“Conversion Shares”).

1.2 Stock Certificate. At the Effective Time, the Company shall cancel all outstanding certificates evidencing the Preferred Shares and subsequently shall deliver to BSC a certificate reflecting the issuance of the Conversion Shares.

1.3 Termination of Preferences and Rights of the Preferred Shares. As of the Effective Time, all of the preferences and rights of the Preferred Shares granted pursuant to the Series D Designation and Series E Designation shall be forever terminated and extinguished.

2.	ADDITIONAL AGREEMENTS AND COVENANTS

2.1 Termination of Certain Agreements. At the Effective Time, the following agreements shall be terminated, and no party shall have any continuing rights or obligations thereunder:

•	That certain Investor Rights Agreement by and between the Company and BSC, dated July 30, 2003;

•	That certain Investment Agreement by and between the Company and BSC, dated July 30, 2003;

•	That certain Investment Agreement by and between the Company and BSC, dated June 27, 2005;

•	That certain Registration Rights Agreement by and between the Company and BSC, dated June 27, 2005; and

•	The Recapitalization Agreement.

2.2 Registration Rights of Conversion Shares.

(i) Demand Registration

If at any time after the 270th day following the Effective Time BSC shall request the Company in writing (each, a “Demand”) to register under the Securities Act of 1933, as amended (“Securities Act”), a specified number of Conversion Shares, the Company shall use commercially reasonable efforts to effect the registration under the Securities Act of the Conversion Shares which the Company has been so requested to register as soon as reasonably practicable so as to permit the sale thereof, and in connection therewith shall prepare and file a registration statement with the SEC under the Securities Act (“Registration Statement”) to effect such registration; provided, that each such request shall (a) specify the number of shares of Conversion Shares intended to be offered and sold, (b) describe the nature or method of the proposed offer and sale thereof and (c) contain the undertaking of BSC to provide all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such Registration Statement; provided, further, that with respect to any Demands under this Section 2.2(i), the anticipated aggregate offering price of the Conversion Shares covered by such registration exceeds $2,000,000 (net of underwriting discounts and commissions).

(ii) Selection of Underwriter(s)

If the registration pursuant to Section 2.2(i) relates to an underwritten offering, the managing or lead underwriter(s) shall be an underwriter(s) of nationally recognized standing selected by the Company, which shall be reasonably acceptable to BSC; provided, if the foregoing is inconsistent with any agreement that is in effect between the Company and an underwriter on the date hereof (but not as such agreement may be hereafter amended), then BSC shall have the right to approve the co-lead manager.

(iii) Priority in Demand Registration

If a registration pursuant to Section 2.2(i) involves an underwritten offering, and the managing or lead underwriter(s) shall advise BSC in writing (a copy of which shall be provided to the Company by BSC) that, in its or their reasonable commercial judgment, the number of Conversion Shares requested to be included in such registration by BSC exceeds the number which can be sold in such offering within a price range acceptable to BSC, the Company shall include in such registration the number of securities that the Company is so advised can be sold in such offering, as follows: (i) first, the Conversion Shares proposed to be included by BSC, (ii) second, the securities requested to be registered by the Company, unless otherwise provided in an agreement between the Company and another person(s), and (iii) third, the securities of any other person(s) proposed to be included in such registration, in accordance, as to the priorities among such other person(s), with the rights contained in the respective agreements into which such person(s) and the Company have entered.

(iv) Limits on Demand Registrations

The Company shall not be required to effect any registration pursuant to Section 2.2(i) or 2.2(vi) after one Demand requested by BSC pursuant to Section 2.2(i) and/or 2.2(vi) shall have been effected.

(v) Withdrawal

BSC shall have the right to request withdrawal of any Registration Statement filed with the SEC pursuant to Section 2.2(i) or Section 2.2(vi) (and the Company shall so withdraw such Registration Statement) so long as such Registration Statement has not become effective, provided that, in such case, BSC shall pay all related out-of-pocket Registration Expenses (as defined below in Section 2.2(xi)) reasonably incurred by the Company unless a Registration Statement shall be effected pursuant to Section 2.2(i) or Section 2.2(vi) within 270 days after such withdrawal.

(vi) Shelf Registration

If at any time after the 270th day following the Effective Time BSC shall request to the Company in writing, the Company shall use commercially reasonable efforts to file and cause to be declared effective a “shelf’ Registration Statement on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the SEC) under the Securities Act for Conversion Shares, which form shall be available for the sale of the Conversion Shares in accordance with the intended method or methods of distribution thereof. The Company agrees to use commercially reasonable efforts to keep such Registration Statement continuously effective and usable for resale of Conversion Shares, for a period of twenty-four months from the date on which the SEC declares such Registration Statement effective or such shorter period which will terminate at such time as BSC has sold all the Conversion Shares covered by such Registration Statement; provided, however, that the Company may elect that such Registration Statement not be filed or usable during any Blackout Period (as defined in Section 2.2(x)(ii)). BSC shall be entitled to a total of one “shelf’ registration pursuant to this Section 2.2(vi), which shall count as one Demand for purposes of the limitations on Demands set forth in Section 2.2(iv).

(vii) Effective Registration Statement

A registration requested pursuant to Section 2.2(i) or 2.2(vi)shall not be deemed to be effected if (a) a Registration Statement with respect thereto shall not have become effective under the Securities Act and remained effective for at least 90 days or until the completion of the distribution of the Conversion Shares thereunder, whichever is earlier (including, without limitation, because of a withdrawal of such Registration Statement by BSC prior to the effectiveness thereof pursuant to Section 2.2(v) hereof), (b) after it has become effective, such registration is interfered with for any reason by any stop order, injunction or other order or requirement of the SEC or any other governmental authority, or as a result of the initiation of any proceeding for such a stop order by the SEC through no fault of BSC and the result of such interference is to prevent BSC from disposing of such Conversion Shares proposed to be sold in accordance with the intended methods of disposition, (c) the Company exercises its rights under Section 2.2(x)(ii), and the result is a delay in the proposed distribution of any Conversion Shares and BSC determines not to sell such Conversion Shares pursuant to such registration as a result of such delay, or (d) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with any underwritten offering shall not be satisfied or waived with the consent of BSC.

(viii) Piggyback Registration

Beginning on the date of the issuance of the Conversion Shares, if the Company proposes to register any shares of Common Stock for itself or any of its stockholders (the stockholders at such time being the “Existing Holders”) under the Securities Act on a Registration Statement on Form S-1, Form S-2 or Form S-3 (or an equivalent general registration form then in effect), the Company shall give written notice of such proposal at least 15 days before the anticipated filing date, which notice shall include the intended method of distribution of such shares, to BSC. Such notice shall specify at a minimum the number of shares of Common Stock proposed to be registered, the proposed filing date of such Registration Statement, any proposed means of distribution of such shares and the proposed managing underwriter, if any. Subject to Section 2.2(ix), upon the written request of BSC, given within 10 days after the receipt of any such written notice by facsimile confirmed by mail (which request shall specify the Conversion Shares intended to be disposed of by BSC), the Company will use commercially reasonable efforts to include in the Registration Statement the Conversion Shares referred to in BSC’s request; provided, however, that if such Registration Statement relates to a Public Offering (as below defined), then any participation in such Public Offering by BSC shall be on substantially the same terms as the Company’s (or its other stockholders’) participation therein; and provided further that the amount of Conversion Shares to be included in any such Public Offering shall not exceed the maximum number which the managing underwriter of such Public Offering considers in its reasonable commercial judgment to be appropriate based on market conditions and other relevant factors (the “Maximum Number”). BSC shall have the right to withdraw a request to include Conversion Shares in any Public Offering pursuant to this Section 2.2(viii) by giving written notice to the Company of its election to withdraw such request at least ten business days prior to the proposed effective date of such Registration Statement. For purposes hereof, “Public Offering” shall mean the offer of shares of Common Stock or securities convertible into or exchangeable for Common Stock on a broadly-distributed basis, not limited to sophisticated investors (except for qualified institutional buyers pursuant to Rule 144A under the Securities Act), pursuant to a firm-commitment or best-efforts underwriting or purchase arrangement.

(ix) Priority in a Piggyback Registration

If the lead managing underwriter for any Public Offering to be effected in which BSC seeks registration pursuant to Section 2.2(viii) shall advise the Company and BSC (each, a “Seller” and, collectively, the “Sellers”) in writing that the number of shares of Common Stock sought to be included in such Public Offering (including those sought to be offered by the Company, those sought to be offered by BSC pursuant to Section 2.2(viii) and those sought to be offered by Existing Holders) is more than the Maximum Number, the shares of Common Stock to be included in such Public Offering shall be allocated pursuant to the following procedures: First, the Company shall be entitled to include all of the securities that it has proposed to include;

Second, to the Existing Holder, if any, that requested the Registration Statement be filed for the Public Offering pursuant to a rights agreement between the Company and such Existing Holder; and Third, to the extent that any other securities may be included without exceeding the Maximum Number, to BSC on a basis no less favorable than that of any other holder of the Company’s securities (other than the requesting Existing Holder immediately above).

(x) Obligations of the Company

(i) Whenever the Company is required by the provisions of this Agreement to use commercially reasonable efforts to effect the registration of any Common Stock under the Securities Act, the Company shall, as expeditiously as possible, (i) prepare and file with the SEC a Registration Statement with respect to such Conversion Shares, and shall use commercially reasonable efforts to cause such Registration Statement to become effective and to remain effective until the sale of all of the shares of Conversion Shares so registered or, in the case of a “shelf” registration statement filed pursuant to Section 2.2(vi), for the period specified in that Section; (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be reasonably necessary to make and to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered pursuant to such Registration Statement until the sale of all of the shares of Conversion Shares so registered or, in the case of a “shelf” registration statement filed pursuant to Section 2.2(vi), for the period specified in that Section; and (iii) take all such other action either necessary or desirable to permit the shares of Conversion Shares held by BSC to be registered and disposed of in accordance with the method of disposition described herein.

(ii) Notwithstanding the foregoing, if the Company shall furnish to BSC a certificate signed by its Chairman, Chief Executive Officer or Chief Financial Officer stating that filing a Registration Statement or maintaining effectiveness of a current Registration Statement would have a serious detrimental effect on the Company or its stockholders in relation to any material financing, acquisition or other corporate transaction, and the Company has determined in good faith that such registration rights are not in the best interests of the Company and its shareholders, the Company shall be entitled to postpone filing or suspend the use by BSC of the Registration Statement for a reasonable period of time, but not in excess of 180 consecutive calendar days (a “Blackout Period”). The Company shall be entitled to exercise such suspension rights more than one time in any calendar year; provided that such exercise shall not prevent BSC from being entitled to at least 180 days of effective registration rights per year and that no suspension period may commence if it is less than 30 calendar days from the prior such suspension period.

(iii) In connection with any Registration Statement pursuant to which BSC shares are being registered, the following provisions shall apply:

(1) The Company shall furnish to BSC, prior to the filing thereof with the SEC, a copy of any Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the prospectus included therein and shall afford BSC, the managing underwriters, and their respective counsel, if any, a reasonable opportunity within a reasonable time period to review and comment on copies of all such documents (including a reasonable opportunity to review copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed.

(2) The Company shall take such action as may be necessary so that: (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference) complies in all material respects with the Securities Act and the Securities Exchange Act of 1934, as amended, and the respective rules and regulations thereunder, (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) any prospectus forming part of any Registration Statement, and any amendment or supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(3) The Company shall advise BSC and, if requested by BSC, confirm such advice in writing of:

a. when a Registration Statement and any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

b. any request by the SEC for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

c. the issuance by the SEC of any stop order suspending effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

d. the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

e. the happening of any event that requires the making of any changes in the Registration Statement or the prospectus so that, as of such date, the Registration Statement and the prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus relating to such Conversion Shares until the requisite changes have been made).

(4) The Company shall use commercially reasonable efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of the Registration Statement relating to such Conversion Shares at the earliest possible time.

(5) The Company shall furnish to BSC with respect to the Registration Statement relating to such Conversion Shares, without charge, such number of copies of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and all reports, other documents and exhibits (including those incorporated by reference) as BSC shall reasonably request.

(6) The Company shall furnish to BSC such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented Prospectus) relating to such Conversion Shares, in conformity with the requirements of the Securities Act, as BSC may reasonably request in order to effect the offering and sale of the shares of such Conversion Shares to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the Registration Statement to remain effective, and the Company consents (except during a Blackout Period or event contemplated by Section 2.2(x)(iii)(3)(c)-(e)) to the use of the prospectus or any amendment or supplement thereto by BSC in connection with the offering and sale of the Conversion Shares covered by the prospectus or any amendment or supplement thereto.

(7) Prior to any offering of securities pursuant to any Registration Statement, the Company shall use commercially reasonable efforts to register or qualify the Conversion Shares covered by such Registration Statement under the securities or blue sky laws of such states as BSC shall reasonably request, and do any and all other acts and things either reasonably necessary or advisable to enable BSC to consummate the public sale or other disposition of the Conversion Shares in jurisdictions where BSC desires to effect such sales or other disposition; provided that the Company shall not be required to take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject, to qualify as a foreign corporation in any jurisdiction where the Company is not so qualified or subject it to taxation in any such jurisdiction.

(8) In connection with any offering of Conversion Shares registered pursuant to this Agreement, the Company shall (x) furnish BSC, at the Company’s expense, on a timely basis with certificates free of any restrictive legends representing ownership of the Conversion Shares being sold in such denominations and registered in such names as BSC shall request and (y) instruct the transfer agent and registrar of the Conversion Shares to release any stop transfer orders with respect to the Conversion Shares and to cooperate with BSC and its underwriters (if any).

(9) Upon the occurrence of any event contemplated by Section 2.2(x)(iii)(3)(c)-(e) above, the Company shall promptly prepare a post-effective amendment to any Registration Statement or an amendment or supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Conversion Shares included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company notifies BSC of the occurrence of any Blackout Period or any event contemplated by Section 2.2(x)(iii)(3)(c)-(e) above, BSC shall suspend the use of the prospectus, until the requisite changes to the prospectus have been made.

(10) The Company shall, if requested, promptly include or incorporate in a prospectus supplement or post-effective amendment to a Registration Statement, such information as the managing underwriters administering an underwritten offering of the Conversion Shares registered thereunder reasonably request to be included therein and to which the Company does not reasonably object and shall make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after they are notified of the matters to be included or incorporated in such prospectus supplement or post-effective amendment.

(11) If requested, the Company shall enter into an underwriting agreement with an investment banking firm or firms (in the case of a registration pursuant to Section 2.2(i) or 2.2(vi) selected by BSC) containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary underwritten distributions, and in connection therewith, if an underwriting agreement is entered into, the Company shall use commercially reasonable efforts to cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Section 2.2(xii) (or such other provisions and procedures acceptable to the managing underwriters, if any) with respect to all parties to be indemnified pursuant to Section 2.2(xii) and take all such other actions as are reasonably requested by the managing underwriters for such underwritten offering in order to expedite or facilitate the registration or the disposition of such Conversion Shares.

(12) In the event BSC proposes to conduct an underwritten Public Offering, then the Company shall: (i) make reasonably available for inspection by BSC and its counsel, any underwriter participating in any distribution pursuant to such Registration Statement, and any attorney, accountant or other agent retained by BSC or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as shall be reasonably necessary to enable them to conduct a “reasonable” investigation for purposes of Section 11(a) of the Securities Act; (ii) cause the Company’s officers, directors and employees to make reasonably available for inspection all relevant information reasonably requested by BSC or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement, in each case, as is customary for similar due diligence examinations; provided that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by BSC, such underwriter, or any such, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; (iii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any), addressed to BSC and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by BSC and underwriters (it being agreed that the matters to be covered by such opinion or written statement by such counsel delivered in connection with such opinions shall include in customary form, without limitation, as of the date of the opinion and as of the effective date of the Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Registration Statement and the prospectus included therein, as then amended or supplemented, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading); (iv) use its commercially reasonable efforts to obtain “cold comfort” letters and updates thereof from the independent public accountants of the Company (and, if necessary, any other independent public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to BSC and the underwriters, if any, in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with primary underwritten offerings; and (v) deliver such documents and certificates as may be reasonably requested by BSC and the managing underwriters, if any, and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The foregoing actions set forth in clauses (iii), (iv) and (v) of this Section 2.2(x)(iii)(12) shall be performed at each closing under any underwritten offering to the extent required thereunder.

(13) The Company will use commercially reasonable efforts to cause such Conversion Shares to be admitted for quotation on the NASDAQ Capital Market (“NASDAQ”) or other stock exchange or trading system on which the Common Stock primarily trades on or prior to the effective date of any Registration Statement hereunder.

(14) The Company shall use commercially reasonable efforts to take all other steps reasonably necessary to effect the registration, offering and sale of the Conversion Shares covered by a Registration Statement contemplated hereby and enter into any other customary agreements and take such other actions, including participation of senior management in “roadshows” as are reasonably required in order to expedite or facilitate the disposition of such Conversion Shares, and the Company shall secure the participation of its senior management for such purposes.

(iv) With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Conversion Shares to the public without registration, the Company agrees to:

(1) Make and keep public information available, as those terms are understood and defined in and interpreted under Rule 144, at all times;

(2) During such time as BSC holds Conversion Shares, furnish to BSC upon request: (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as BSC may reasonably request in availing itself of any rule or regulation of the SEC allowing BSC to sell any such securities without registration.

(xi) Expenses of Registration

(i) Except as provided in subsection (ii) of this Section, all fees and expenses incident to the registration and sale of Conversion Shares shall be borne by the Company whether or not a Registration Statement is filed or becomes effective, including, without limitation, (i) all registration, qualification and filing fees (including, without limitation, (A) fees with respect to filings required to be made with NASDAQ and (B) fees and expenses of compliance with state securities or blue sky laws (including, without limitation, fees and disbursements of counsel for the Company or the underwriters, or both, in connection with blue sky qualifications of the Conversion Shares)), (ii) messenger and delivery expenses, word processing, duplicating and printing expenses (including, without limitation, expenses of printing certificates for Conversion Shares in a form eligible for deposit with The Depository Trust Company, and the relevant fees and expenses of the Company’s transfer agent, printing preliminary prospectuses, prospectuses, prospectus supplements, including those delivered to or for the account of BSC as provided in this Agreement, and printing or preparing any underwriting agreement, agreement among underwriters and related syndicate or selling group agreements, pricing agreements and blue sky memoranda), (iii) fees and disbursements of counsel for the Company, (iv) fees and disbursements of all independent certified public accountants for the Company (including, without limitation, the expenses of any “comfort letters” required by or incident to such performance), (v) the fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in an offering pursuant to Section 3 of Rule 2720 of the Conduct Rules of the NASD (unless such qualified independent underwriter is required as a result of an affiliation between an underwriter selected by BSC and BSC, in which case such fees and expenses will be borne by BSC), (vi) Securities Act liability insurance, if the Company so desires such insurance, (vii) all out-of-pocket expenses of the Company (including, without limitation, expenses incurred by the Company, its officers, directors, employees and agents performing legal or accounting duties or preparing or participating in “roadshow” presentations or of any public relations, investor relations or other consultants or advisors retained by the Company in connection with any roadshow, including travel and lodging expenses of such roadshows), and (viii) the fees and expenses incurred in connection with the quotation or listing of shares of Common Stock on any securities exchange or automated securities quotation system. The fees and expenses set forth in this Section 2.2(xi)(i) are collectively referred to as “Registration Expenses”.

(ii) BSC shall pay all underwriting discounts and commissions or broker’s commissions incurred in connection with the sale or other disposition of Conversion Shares for or on behalf of BSC’s account as well as the fees and expenses of BSC’s counsel.

(iii) BSC shall pay all out-of-pocket Registration Expenses reasonably incurred by the Company unless a Registration Statement shall be effected pursuant to Section 2.2(i) or 2.2(vi) within 270 days after a withdrawal as provided in Section 2.2(v).

(xii) Indemnification

(i) The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, BSC and any underwriter participating in the distribution, their respective officers, directors, partners and agents and employees of each of them, each person who controls BSC or any such underwriter (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the officers, directors, partners, agents and employees of each such controlling person (individually, a “BSC Indemnified Person”) from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of investigating, preparing to defend, defending and appearing as a third-party witness and attorneys’ fees and disbursements) and expenses, including any amounts paid in respect of any settlements (collectively, “Losses”), joint or several, without duplication, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or form of prospectus, or in any amendment or supplements thereto or in any preliminary prospectus, or arising out of or based upon, in the case of the Registration Statement or any amendments thereto, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of the prospectus or form of prospectus, or in any amendments or supplements thereto, or in any preliminary prospectus, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading except, in either case, (i) to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission has been made therein in reliance upon and in conformity with information furnished in writing to the Company by such BSC Indemnified Person expressly for use therein and (ii) if the person asserting any such Losses who purchased the Conversion Shares which are the subject thereof did not receive a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Conversion Shares to such person (if it is determined that the Company has provided such preliminary prospectus and it was the responsibility of such BSC Indemnified Person to provide such person with a current copy of the prospectus or amended or supplemented prospectus, as the case may be) and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary prospectus or the final prospectus (or the final prospectus as amended and supplemented).

(ii) In connection with any Registration Statement in which BSC as a holder of Conversion Shares is participating, BSC shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, the Company, any underwriter participating in the distribution and their respective directors, officers, agents and employees, each person who controls the Company or any such underwriter (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling person (individually, a “Company Indemnified Person”), from and against any and all Losses, as incurred, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus, or form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon, in the case of the Registration Statement or any amendments thereto, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of the prospectus, or form of prospectus, or in any amendments or supplements thereto, or in any preliminary prospectus, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in either case, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission has been made therein in reliance upon and in conformity with information furnished in writing to the Company by BSC expressly for use therein or (ii) the failure of BSC (if it is determined that it was the responsibility of BSC) at or prior to the written confirmation of the sale of the Conversion Shares to send or deliver a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) to the person asserting any such Losses who purchased the Conversion Shares which are the subject thereof and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary prospectus or the final prospectus (or the final prospectus as amended and supplemented).

(iii) Each BSC Indemnified Person and Company Indemnified Person (each an “Indemnified Person”) shall give prompt notice to the party or parties from which such indemnity is sought (the “Indemnifying Parties”) of the commencement of any action or proceeding (including any governmental investigation) (collectively “Proceedings” and individually a “Proceeding”) with respect to which such Indemnified Person seeks indemnification or contribution pursuant hereto; provided, however, that the failure so to notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent that the Indemnifying Party was otherwise unaware of such Proceeding and the Indemnifying Parties shall have been materially prejudiced by such failure. The Indemnifying Parties shall have the right, exercisable by giving written notice to an Indemnified Person promptly after the receipt of written notice from such Indemnified Person of such Proceeding, to assume, at the Indemnifying Parties’ expense, the defense of any such proceeding, with counsel reasonably satisfactory to such Indemnified Person and shall pay as incurred the fees and disbursements of such counsel related to such Proceeding; provided, however, that an Indemnified Person or Indemnified Persons (if more than one such Indemnified Person is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person or Indemnified Persons unless: (i) the Indemnifying Party or parties agree to pay such fees and expenses; or (ii) the Indemnifying Parties fail promptly to assume the defense of such Proceeding or fail promptly to employ counsel reasonably satisfactory to such Indemnified Person or Indemnified Persons; or (iii) the named parties to any such action (including any impleaded parties) include both an Indemnified Person and the Indemnifying Party, and the Indemnified Person or Indemnified Persons shall have been advised by counsel that there may be a conflict between the positions of the Indemnifying Party or an Affiliate of the Indemnifying Party and such Indemnified Person or Indemnified Persons in conducting the defense of such action or proceeding or that there may be legal defenses available to such Indemnified Person or Indemnified Persons different from or in addition to those available to the Indemnifying Party or such Affiliate, in which case, if such Indemnified Person or Indemnified Persons notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Parties, it being understood, however, that the Indemnifying parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Person or Indemnified Persons. Whether or not such defense is assumed by the Indemnifying Parties, such Indemnifying parties or Indemnified Person or Indemnified Persons will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld). No Indemnifying Party shall be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent each Indemnifying Party jointly and severally agrees, subject to the exception and limitations set forth above, to indemnify and hold harmless each Indemnified Person from and against any loss or liability by reason of such settlement. No indemnification provided for in Section 2.2(xii)(i) or 2.2(xii)(ii) shall be available to any party who shall fail to give notice as provided in this Section 2.2(xii)(iii) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to an Indemnified Person otherwise than on account of the provisions of Section 2.2(xii)(i) or 2.2(xii)(ii). No Indemnifying party shall, without the consent of the Indemnified Person, consent to entry of any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect of such claim or litigation.

(iv) If the indemnification provided for in this Section 2.2(xii) is unavailable to an Indemnified Person or is insufficient to hold such Indemnified Person harmless for any Losses in respect to which this Section 2.2(xii) would otherwise apply by its terms, except by reasons of Section 2.2(xii)(i)(i) or 2.2(xii)(i)(ii) hereof or the failure of the Indemnified Person to give notice as required in Section 2.2(xii)(iii) hereof (provided that the Indemnifying Party was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Person, shall have an obligation to contribute to the amount paid or payable by such Indemnified Person as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in Section 2.2(xii)(i) or Section 2.2(xii)(ii) were available to such party. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.2(xii)(iv) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(v) The indemnity, contribution and expense reimbursement obligations under this Section 2.2(xii) shall be in addition to any liability each indemnifying party may otherwise have and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnified Person. In the event of any conflict between the indemnification and contribution terms as herein set forth and as set forth in any underwriting agreement entered pursuant hereto, the underwriting agreement shall control. The obligations of the Company and BSC under this Section 2.2(xii) shall survive the completion of any offering of Conversion Shares in a Registration Statement.

2.3 Additional Restrictions on Transfer of Conversion Shares. BSC will make no transfer of the Conversion Shares that is in violation of the Securities Act or any state securities law or regulation. BSC agrees that in no event will BSC sell, transfer, or otherwise dispose of any of the Conversion Shares (other than pursuant to an effective registration statement under the Securities Act and applicable state securities laws), unless and until BSC has first furnished to the Company an opinion, reasonably satisfactory to the Company and its legal counsel, to the effect that such transfer may be made without registration under the Securities Act and all applicable state securities laws.

2.4 Legends. BSC agrees that stop transfer instructions will be given to the Company’s transfer agent (or noted on the appropriate records of the Company) and that there has been placed on BSC’s certificate(s) representing the Conversion Shares a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE 1933 ACT AND UNDER APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, EXCEPT IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT THEREUNDER; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF ANY SUCH SECURITIES.

Any assignment or endorsement of the certificate(s) representing the Conversion Shares which is in violation of the restrictions on transfer provided above and elsewhere herein will not be recognized by the Company nor will any assignee or endorsee of such shares be recognized as the owner thereof by the Company.

2.5 Additional Documents and Assurances. If deemed necessary by the Company or its counsel, BSC shall execute and deliver, or cause to be executed and delivered, all such additional instruments and documents as are required to best effectuate the purposes and intent of this Agreement, including the cancellation of the Preferred Shares as of the Effective Date.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to BSC as of the date hereof and as of the Effective Time the following:

3.1 Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted.

3.2 Authorization. The Company has the right, power and capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate and stockholder action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes the Company’s legal, valid and binding obligation, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.3 No Conflict. The execution and delivery of this Agreement by the Company, the consummation of the transactions contemplated herein by the Company, and the performance of the covenants and agreements of the Company will not, with or without the giving of notice or the lapse of time, or both: (A) violate or conflict with any of the provisions of any charter document or bylaw of the Company; or (B) violate, conflict with or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument, trust document, will, or other agreement, document or instrument to which the Company is a party or by which the Company or its properties may be bound; or (C) violate any provision of law, statute, regulation, court order or ruling of any governmental authority to which the Company is a party or by which it or its properties may be bound; or (D) result in the creation or imposition of any lien, claim, charge, restriction, security interest or encumbrance of any kind whatsoever upon any asset of the Company.

3.4 Public Filings. The Company has filed all forms, reports and documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), during the twelve (12) months preceding the date of this Agreement. As of their respective filings dates, such reports (a) were prepared in accordance with either the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, and (b) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

3.5 Issued Shares. The Conversion Shares, when issued and delivered in accordance with the terms hereof for the consideration expressed herein, shall be duly and validly issued, fully paid, and nonassessable.

3.6 Government Approvals. Except for filings and/or notices necessary to comply with the Securities Act and state securities or “blue sky” laws, no consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company by virtue of the Company’s execution and delivery of this Agreement or the consummation of any of the transactions contemplated herein.

4.	REPRESENTATIONS AND WARRANTIES OF BSC

BSC hereby represents and warrants to the Company as of the date hereof and the Effective Time the following:

4.1 Organization. BSC is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted.

4.2 Authorization. BSC has the right, power and capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by BSC, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate and shareholder action on the part of BSC. This Agreement has been duly and validly executed and delivered by BSC and constitutes BSC’s legal, valid and binding obligation, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.3 No Conflict. The execution and delivery of this Agreement by BSC, the consummation of the transactions contemplated herein by BSC, and the performance of the covenants and agreements of BSC will not, with or without the giving of notice or the lapse of time, or both: (A) violate or conflict with any of the provisions of any charter document or bylaw of BSC; or (B) violate, conflict with or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument, trust document, will, or other agreement, document or instrument to which BSC is a party or by which it or its properties may be bound; or (C) violate any provision of law, statute, regulation, court order or ruling of any governmental authority to which BSC is a party or by which it or its properties may be bound; or (D) result in the creation or imposition of any lien, claim, charge, restriction, security interest or encumbrance of any kind whatsoever upon any asset of BSC.

4.4 Preferred Shares. BSC is the sole owner and holder of the Preferred Shares and BSC has not assigned or transferred, or purported to assign or transfer, to anyone whatsoever all or any portion of or interest in the Preferred Shares. BSC has no knowledge of any party having an interest in the Preferred Shares.

4.5 Termination of Rights and Preferences of Preferred Shares. In accordance with Section 1.3 of this Agreement, BSC understands that in exchange for the Conversion Shares, BSC’s rights and preferences related to the Preferred Shares are forever terminated, and BSC can no longer enforce any rights or preferences whatsoever with regard to the Preferred Shares. Additionally, BSC acknowledges and agrees that any and all rights to receive dividends with respect to the Preferred Shares, whether past or future, declared or accrued and undeclared, are hereby extinguished.

4.6 Investment Representations and Intent.

(i) Accredited Investor. BSC is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and is experienced in evaluating and investing in companies such as the Company, and has such expertise and knowledge in financial and business matters so as to be able to evaluate the merits and risks of an investment in the Company. BSC is able to bear the economic risk of investment in the Conversion Shares, has adequate means of providing for BSC’s current needs and contingencies and has no need for liquidity with respect to the Conversion Shares.

(ii) Investment Decision. BSC is not acquiring the Conversion Shares based upon any representation, oral or written, by the Company or any representative of the Company with respect to the future value of, income from, or tax consequences relating to the Conversion Shares, but rather upon an independent examination and judgment as to the prospects of the Company. Further, BSC acknowledges that no federal or state administrative entity responsible for securities registration or enforcement has made any recommendation or endorsement of the Conversion Shares or any findings as to the fairness of an investment in the Conversion Shares.

(iii) Access to Information. BSC has received and reviewed all the information BSC considers necessary or appropriate for deciding whether to acquire the Conversion Shares. The Company has made available to BSC all records, documents, books of account and other materials or information requested by BSC which the Company has in its possession or are reasonably obtainable. BSC has had the opportunity to ask questions of, and receive answers from, the executive officers of the Company concerning the terms and conditions of BSC’s purchase and the Company’s business, management, financial affairs, and to obtain additional information necessary to verify the accuracy of any information furnished to BSC. BSC has had the opportunity to request additional information and there has been no information requested that has not been provided to BSC. In making the decision to convert, BSC has relied upon BSC’s own independent investigations of the Company.

(iv) Investment Intent. BSC is acquiring the Conversion Shares for its own account for investment and not with a view to, or resale in connection with, any distribution of such Conversion Shares, within the meaning of the Securities Act, and BSC has no present intention of reselling, assigning or otherwise disposing of all or any shares of the Conversion Shares.

(v) No Registration. BSC understands that the Conversion Shares have not been registered under the Securities Act or the securities laws of any state and that Conversion Shares will be issued by the Company in reliance upon exemptions from the registration requirements of such acts. BSC understands that the Company is under no obligation to register the Conversion Shares under the Securities Act or any state securities act or to take any other action necessary to comply with an available exemption or regulation under any such acts (including Rule 144 under the Securities Act) in order to permit BSC to sell, transfer or otherwise dispose of the Conversion Shares.

BSC understands and agrees that all representations and agreements made herein form, in part, the basis for the exemptions under the Securities Act and the applicable state securities laws relied upon by the Company in issuing the Conversion Shares and that in issuing the Conversion Shares the Company has relied on all representations and agreements of BSC contained herein. Acceptance by BSC of the certificate or certificates representing the Conversion Shares shall constitute a confirmation by BSC that all such representations and agreements remain true and correct as of the date of acceptance of such certificate(s) by BSC.

5.	MISCELLANEOUS.

5.1 Entire Agreement. This Agreement (and the documents referenced herein) constitutes the entire agreement among the parties and supersedes any prior understanding or agreement between them with respect to the subject matter hereof; provided, however, that this provision is not intended to abrogate any other written agreement between the parties executed with or after this Agreement.

5.2 Amendments and Waivers. No amendment, supplement, alteration or modification to the terms of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto. No waiver of any provision hereof will be valid or binding on the parties hereto unless such waiver is in writing and signed by or on behalf of the parties hereto, and no waiver on one occasion shall be deemed to be a waiver of the same or any other provision hereof in the future.

5.3 Survival of Warranties. The warranties, representations and covenants of the Company and BSC contained in or made pursuant to this agreement shall survive the execution and delivery of this Agreement and shall expire on the third anniversary of the Effective Time.

5.4 Assignment; Successors and Assigns. No party hereto may assign all or any of its rights, duties or obligations hereunder to any other person without the prior written consent of the other party, except for assignments which occur by operation of law. Except as otherwise provided herein, the terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.5 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

5.6 Counterparts and Facsimile. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile, and a facsimile copy of this Agreement shall be deemed an original.

5.7 Headings. The titles, subtitles and other headings used in this Agreement are for convenience only and shall not be considered in construing or interpreting this Agreement.

5.8 Notices. Unless otherwise provided, all notices and other communications required or permitted under this Agreement shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile (upon confirmation of the successful transmission thereof) or delivered personally by hand or by a nationally recognized courier addressed to the party to be notified at the address or facsimile number set forth below or at such other address or facsimile number as such party may designate by ten (10) days advance written notice to the other parties thereto. All such notices and other written communications shall be effective on five (5) days after the date of mailing, or the date of confirmed facsimile transmission or the date of delivery.

To the Company:	Richard E. Otto Chief Executive Officer Corautus Genetics Inc. 70 Mansell Center, Suite 100 Roswell, Georgia 30076 Fax: (404) 526-6200

with a copy to:	Robert E. Tritt, Esq. McKenna, Long & Aldridge LLP 303 Peachtree Street, N.E. Suite 5300 Atlanta, GA 30308 Fax: (404) 527-4198

to BSC:	Chief Financial Officer Boston Scientific Corporation One Boston Scientific Place Natick, MA 01760-1537 Fax: (508) 650- 8956

with a copy to:	Craig Smith, Esq. Assistant General Counsel Boston Scientific Corporation One Boston Scientific Place Natick, MA 01760-1537 Fax: (508) 650- 8960

From and after the Effective Time, all notices and other communications described above shall no longer be provided to McKenna, Long & Aldridge LLP or to the Company at the address provided above, but shall be provided to the Company and its counsel at the addresses provided below.

To the Company:	Chief Financial Officer VIA Pharmaceuticals, Inc. 750 Battery Street, Suite 330 San Francisco CA 94111 Fax: (415) 283-2201

with a copy to:	Michael A. Pucker Latham & Watkins LLP 233 South Wacker Drive Suite 5800 Chicago, IL 60606-6401 Fax: (312) 993-9767

5.9 Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with the transactions described herein. BSC agrees to indemnify and to hold the Company harmless from any and all liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which BSC or any of its agents or representatives are responsible. The Company agrees to indemnify and hold harmless BSC from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

5.10 Expenses. Each party shall pay all costs and expenses it incurs with respect to the negotiation, execution, delivery, and performance of this Agreement.

5.11 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and disbursements actually incurred, in addition to any other relief to which such party may be entitled.

5.12 Tax Advice. BSC has sought and received independent tax advice concerning the federal income tax consequences of the transactions described in this Agreement, and has not received nor relied on any tax advice from the Company or its counsel in deciding to consummate the transactions contemplated herein.

5.13 Severability. If any one or more of the provisions of this Agreement are held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision shall be excluded from this Agreement and the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall be enforceable in accordance with its terms, except that this Agreement shall not be reformed in any manner that will deny any party the essential benefits of this Agreement unless such party waives in writing its rights to such benefits.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

COMPANY: CORAUTUS GENETICS INC.

By:	/s/ Richard E. Otto
Name:	Richard E. Otto
Its:	Chief Executive Officer

BSC: BOSTON SCIENTIFIC CORPORATION

By:	/s/ Lawrence C. Best
Name:	Lawrence C. Best
Its:	Vice President for Finance and Administration, Chief Financial Officer